THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO CLAIMS OF DEPOSITORS AND GENERAL CREDITORS, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY BOKF, NA. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO BOKF, NA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE INSTRUMENT EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PART 16 OF THE REGULATIONS OF THE OFFICE OF THE COMPTROLLER OF THE CURRENCY OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE INSTRUMENT EVIDENCED HEREBY IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THE INSTRUMENT EVIDENCED HEREBY WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BOKF, NA THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR. THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS OF $250,000 AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO $250,000 AT ALL TIMES. No. 1 CUSIP No.: 05572Y HP0 ISIN No.: US05572YHP07 6.108% Fixed-Rate Reset Subordinated Note due 2040 BOKF, NA promises to pay to Cede & Co. or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on November 6, 2040. Interest Payment Dates: May 6 and November 6 (or, if any such day is not a Business Day (as defined on the reverse side of this note), the next succeeding Business Day), beginning on May 6, 2026. Record Dates: The calendar day that is 15 calendar days prior to each Interest Payment Date (as defined on the reverse side of this note). Dated: November 6, 2025 [ADDITIONAL PROVISIONS OF THIS NOTE ARE SET FORTH ON THE REVERSE SIDE OF THIS NOTE] [REVERSE SIDE OF NOTE] 6.108% Fixed-Rate Reset Subordinated Note due 2040 Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. BOKF, NA, a national association organized under the laws of the United States (hereinafter called the “Bank”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) at the office or agency of the Bank for such purpose on November 6, 2040 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum (a) from, and including, November 6, 2025, to, but excluding, November 6, 2035 (the “Reset Date”), at a rate of 6.108% per annum (the “Initial Fixed Rate”) and (b) from, and including, the Reset Date to, but excluding, the Maturity Date, at a rate per annum equal to the Five-Year U.S. Treasury Rate (as defined below) as of the day falling two Business Days prior to the Reset Date (the “Reset Determination Date”), plus 2.00% (the “Spread”), as determined by the Calculation Agent (as defined below) in the manner described herein, in each case at the office or agency of the Bank for such purpose, in like coin or currency on May 6 and November 6 (each, an “Interest Payment Date”) of each year, beginning on May 6, 2026. Such interest will accrue from, and including, November 6, 2025, to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date (whether or not such Interest Payment Date was a Business Day (as defined below)) for which interest had been paid or duly provided for to, but excluding, the next Interest Payment Date, Redemption Date or the Maturity Date, as the case may be. The first payment to be made on May 6, 2026, is in respect of the period from, and including, November 6, 2025, to, but excluding, May 6, 2026. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this 6.108% Subordinated Note (as defined below) is registered at the close of business on the fifteenth (15th) calendar day prior to such Interest Payment Date, whether or not such day is a Business Day. At the option of the Bank, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this 6.108% Subordinated Note. The Bank is prohibited from prepaying the 6.108% Subordinated Notes (including payment pursuant to an acceleration clause, redemption prior to maturity, repurchase, or exercising a call option) without prior approval from the Office of the Comptroller of the Currency (the “OCC”). The holder of this 6.108% Subordinated Note may not accelerate payment of principal or interest on this 6.108% Subordinated Note except in the event of receivership, insolvency, liquidation, or similar proceeding of the Bank. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then payment of any interest, principal or premium payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay. The interest rate for the 6.108% Subordinated Notes following the Reset Date will be determined by the Calculation Agent as of the Reset Determination Date. Promptly upon such determination, the Calculation Agent will notify the Bank of such interest rate for the 6.108% Subordinated Notes. The Bank will then promptly notify the Trustee in writing of such interest rate. The Calculation Agent’s determination of the interest rate will be final and binding in the absence of manifest error. R-1

“Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. “Calculation Agent” means the firm appointed by the Bank prior to the Reset Determination Date. The Bank or an affiliate of the Bank may assume the duties of the Calculation Agent. The “Five-Year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately preceding the Reset Determination Date, appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” (or any successor caption or heading) in the most recently published H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the Reset Determination Date (the “Initial Base Rate”), as determined by the Calculation Agent in its sole discretion, or (ii) if there are no such published yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the Maturity Date, and (B) the other maturing as close as possible to, but later than, the Maturity Date, in each case for the five Business Days immediately preceding the Reset Determination Date, appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” (or any successor caption or heading) in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the Reset Determination Date. Notwithstanding the foregoing, if the Bank, in its sole discretion, determines on or prior to the Reset Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph (a “Benchmark Substitution Event”), the Bank may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated initial purchaser for the offering of the 6.108% Subordinated Notes or any affiliate of any such initial purchaser (the “Designee”), to determine whether there is an industry-accepted successor rate to the Initial Base Rate. If the Designee determines that there is such an industry-accepted successor rate, then the “Five-Year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the Business Day convention, the definition of “Business Day” and the Reset Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Initial Base Rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Bank, in its sole discretion, determines that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph and the Bank, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the Initial Base Rate, then the Five-Year U.S. Treasury Rate on the Reset Determination Date will be 4.108%, which is the Initial Fixed Rate minus the Spread. For the avoidance of doubt, any determination by the Bank or a Designee pursuant to the preceding paragraph (including, without limitation, with respect to any Benchmark Substitution Event or any Adjustments) will not be subject to, and will become effective without, the consent of the holders of the 6.108% Subordinated Notes or any other party. R-2 “H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board or any successor. This 6.108% Subordinated Note is not a savings or a deposit account or other obligation of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This 6.108% Subordinated Note is a duly authorized issue of subordinated notes of the Bank issued under and pursuant to an indenture dated as of November 6, 2025 (as may be supplemented from time to time, herein called the “Indenture”), duly executed and delivered by the Bank to U.S. Bank Trust Company, National Association (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Bank and the Holders of the Securities. The terms of this 6.108% Subordinated Note include those stated in the Indenture. This 6.108% Subordinated Note is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 6.108% Subordinated Note and the terms of the Indenture, the terms of this 6.108% Subordinated Note shall control. This 6.108% Subordinated Note represents all of the Bank’s 6.108% Fixed-Rate Reset Subordinated Notes due 2040 (CUSIP: 05572Y HP0) (the “6.108% Subordinated Notes”, which term shall include any Additional Notes (as defined below)), limited in initial issuance to the aggregate principal amount of $400,000,000. The 6.108% Subordinated Notes are in registered book-entry form without coupons in initial denominations of $250,000 and integral multiples of $1,000 in excess thereof. The 6.108% Subordinated Notes do not have the benefit of a sinking fund or a compensating balance or any other funds or assets subject to a legal right of offset. The 6.108% Subordinated Notes will be redeemable at the Bank’s option, (i) in whole, but not in part, on any day in the period commencing on (and including) August 8, 2035 (the date that is three months prior to the Reset Date), and ending on (and including) the Reset Date), (ii) in whole or in part, at any time and from time to time, on or after May 10, 2040 (the date that is six months prior to the maturity date) or (iii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price equal to 100% of the aggregate principal amount of the 6.108% Subordinated Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. If the Bank redeems the 6.108% Subordinated Notes at its option, then (a) notwithstanding the foregoing, installments of interest on the 6.108% Subordinated Notes that are due and payable on any Interest Payment Date falling on or prior to a redemption date for the 6.108% Subordinated Notes will be payable on that Interest Payment Date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the 6.108% Subordinated Notes and the Indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months. R-3 A “Regulatory Capital Treatment Event” means the good faith determination by the Bank that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the OCC and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the date of original issuance of the 6.108% Subordinated Notes, or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the date of original issuance of the 6.108% Subordinated Notes, there is more than an insubstantial risk that the Bank will not be entitled to treat the 6.108% Subordinated Notes then outstanding as Tier 2 capital (or its equivalent) for purposes of the capital adequacy rules of the OCC (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as the 6.108% Subordinated Notes are outstanding, to at least the same extent as of the date of original issuance of the 6.108% Subordinated Notes. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Bank, as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision. Notice of any redemption will be transmitted at least 10 days but not more than 60 days before the redemption date to each Holder of the 6.108% Subordinated Notes to be redeemed. Unless the Bank defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the 6.108% Subordinated Notes called for redemption. If less than all of the 6.108% Subordinated Notes are to be redeemed, the Trustee shall select by lot the 6.108% Subordinated Notes to be redeemed, provided that as long as the 6.108% Subordinated Notes are issued in registered global form held by DTC (or another Depositary), the redemption of the 6.108% Subordinated Notes shall be done in accordance with the policies and procedures of the Depositary, which may be made on a pro rata pass- through distribution of principal basis. Only 6.108% Subordinated Notes in amounts of $250,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of such 6.108% Subordinated Notes redeemed in part will not be less than $250,000) will be redeemed. If 6.108% Subordinated Notes are to be redeemed in part only, the notice of redemption that relates to such 6.108% Subordinated Notes will state the portion of the principal amount of the 6.108% Subordinated Notes to be redeemed, and a new note in a principal amount equal to the unredeemed portion of such 6.108% Subordinated Notes will be issued in the name of the holder of such 6.108% Subordinated Notes upon surrender for cancellation of the original 6.108% Subordinated Notes. The Bank must obtain prior OCC approval to prepay the 6.108% Subordinated Notes, including through a redemption prior to maturity, repurchase or exercising a call option. In addition, under the OCC’s risk-based capital guidelines applicable to national banks, any redemption of the 6.108% Subordinated Notes is subject to receipt of any required prior approval by the OCC and to the satisfaction of any conditions set forth in the regulations and guidelines of the OCC applicable to redemption of the 6.108% Subordinated Notes, including capital regulations and guidelines. Under the OCC regulations, prior to exercising the option to redeem the 6.108% Subordinated Notes, or immediately thereafter, the Bank will be required to either replace the 6.108% Subordinated Notes with an equal amount of instruments that meet the OCC’s criteria for regulatory capital treatment or demonstrate to the satisfaction of the OCC that following redemption, the Bank would continue to hold capital commensurate with its risk. R-4 In addition to the covenants of the Bank set forth in the Indenture, the Bank agrees that (each an “Additional Covenant”): (a) the Bank shall not, and shall not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of 6.108% Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 6.108% Subordinated Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the 6.108% Subordinated Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. In case an Event of Default, as defined in the Indenture and limited to certain events of receivership, insolvency, liquidation or similar proceeding of the Bank, with respect to the 6.108% Subordinated Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. For the avoidance of doubt, the conditions to such a declaration upon the occurrence of an Event of Default described in the immediately preceding sentence shall be the same as the conditions for such a declaration upon the occurrence of an Event of Default pursuant to clause (a) of Section 9.01 of the Indenture. Holders of the 6.108% Subordinated Notes shall vote as a separate class with respect to any defaults (as defined in Section 6.02 of the Indenture) or remedies relating thereto as a result of any covenants, obligations, or provisions affecting only the 6.108% Subordinated Notes, including the Additional Covenants. Notwithstanding any other provisions of this 6.108% Subordinated Note and related documents, including specifically those provisions set forth in the sections relating to subordination, events of default, and covenants of the Bank, it is expressly understood and agreed that the Bank is subject to 12 CFR 3.20(d) and 5.47. In the event the Bank is considered “undercapitalized,” as defined under applicable law, and fails to satisfactorily implement a required capital restoration plan, the Bank may be subject to restrictions and requirements applicable to “significantly undercapitalized” institutions, as defined in applicable law. If the Bank is considered “significantly undercapitalized,” the OCC has the legal authority to require the Bank to sell shares in the Bank, enter into a merger or consolidation with another depository institution, or be acquired by a depository institution or a depository institution holding company. This authority supersedes and voids any default that may have occurred. In addition, if the Bank is considered “critically undercapitalized” as defined under applicable law, the Bank will be prohibited from making principal or interest payments on this 6.108% Subordinated Note without prior OCC approval. In the event of the Bank’s insolvency, the FDIC, acting as receiver, has the authority to transfer the Bank’s obligation under this 6.108% Subordinated Note and to supersede or void any default, acceleration, or subordination that may have occurred. The obligation under this 6.108% Subordinated Note may be fully subordinated to interests held by the U.S. government in the event that the national bank enters into a receivership, insolvency, liquidation, or similar proceeding. The 6.108% Subordinated Notes, including the Bank’s obligations to pay principal and premium, if any, and interest, are subordinated and junior in right of payment to the Bank’s obligations to its depositors, including uninsured depositors, and under its Senior Indebtedness (as defined in the Indenture), including for both secured and unsecured or general creditors except those specifically designated as ranking on a parity with or subordinated to the 6.108% Subordinated Notes, whether now or hereafter incurred, on the terms and subject to the conditions set forth in the Indenture. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities, liquidation, winding up, or similar proceedings relating to the Bank, whether voluntary or involuntary, all obligations of the Bank to holders of Senior Indebtedness must be paid in full before any payment may be made to the Holders of the 6.108% Subordinated Notes. In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the holder of this 6.108% Subordinated Note, together with any obligations of the Bank ranking on a parity with this 6.108% Subordinated Note, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal thereof and any unpaid premium, if any, and interest before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this 6.108% Subordinated Note. The Bank agrees, and each Holder by accepting an 6.108% Subordinated Notes agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect. In the event of any inconsistency between the foregoing and the terms of the Indenture, the terms of Indenture shall control. R-5

The Indenture contains provisions permitting the Bank and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the 6.108% Subordinated Notes at the time outstanding (as defined in the Indenture), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the 6.108% Subordinated Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of the 6.108% Subordinated Notes, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each 6.108% Subordinated Note so affected, (ii) reduce the aforesaid percentage of 6.108% Subordinated Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all 6.108% Subordinated Notes then outstanding or (iii) make any change to the provisions of Article 16 of the Indenture that would adversely affect the Holders without the consent of the Holder of each 6.108% Subordinated Note so affected. Any such consent or waiver by the Holder of this 6.108% Subordinated Notes shall be conclusive and binding upon such Holder and upon all future Holders of this 6.108% Subordinated Notes and of any 6.108% Subordinated Notes issued upon the registration of transfer hereof, or in lieu hereof, whether or not notation for such consent or waiver is made upon this 6.108% Subordinated Notes. No reference herein to the Indenture and no provision of this 6.108% Subordinated Notes or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this 6.108% Subordinated Notes at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed. The Bank may from time to time, without notice to or the consent of the registered holders of the 6.108% Subordinated Notes, create and issue additional notes (the “Additional Notes”) ranking pari passu with the 6.108% Subordinated Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes). Such Additional Notes may be consolidated and form a single series with the 6.108% Subordinated Notes and have the same terms as to status, redemption or otherwise as the 6.108% Subordinated Notes, provided that if such Additional Notes of a series are not fungible with the 6.108% Subordinated Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Upon due presentment for registration of transfer of this 6.108% Subordinated Notes at the office or agency designated and maintained by the Bank for such purpose, pursuant to the provisions of the Indenture, a new 6.108% Subordinated Notes for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. The Bank, the Trustee and any authorized agent of the Bank or the Trustee may deem and treat the Holder in whose name this 6.108% Subordinated Note is registered upon the books of the Bank to be, and may treat such Holder as, the absolute owner of this 6.108% Subordinated Notes (whether or not this 6.108% Subordinated Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof (and premium, if any) and interest hereon, and for all other purposes, and neither the Bank nor the Trustee nor any authorized agent of the Bank or the Trustee shall be affected by any notice to the contrary. No recourse under or upon any obligation, covenant or agreement in the Indenture or any indenture supplemental thereto or in any 6.108% Subordinated Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. R-6 This 6.108% Subordinated Notes is governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. This 6.108% Subordinated Notes shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture. The Bank will furnish to any Holder upon written request and without charge a copy of the Indenture. R-7 ASSIGNMENT FORM FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee the within 6.108% Subordinated Note of BOKF, NA and hereby irrevocably constitutes and appoints attorney to transfer said 6.108% Subordinated Note on the books of the within-named Bank, with full power of substitution in the premises. Dated: ____________ SIGN HERE NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE The initial outstanding principal amount of this Global Note is $400,000,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of Increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized officer of Trustee or Custodian